UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2020, C-Bond Systems, Inc. (the “Company” or “C-Bond”) entered into a Subscription Agreement (“Subscription Agreement”) with an accredited investor (the “Investor”) whereby the Investor agreed to purchase 2,700 shares of the Company’s Series C Convertible Preferred Stock for $270,000, or $100.00 per share (the “Stated Value”). The Investor’s shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. The Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act) at he time of the Subscription Agreement. On August 24, 2020, the Company received net proceeds of $270,000, which were used to pay off various discounted convertible instruments as described below.

The Certificate of Designations, Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (“Certificate of Designations”) provides that the Series C Convertible Preferred Stock shall have the right to vote on any matters on which the common shareholders are permitted to vote. The Series C Convertible Preferred Stock ranks senior with respect to dividends and right of liquidation to the Company’s common stock, par value 0.001 per share (“Common Stock”), and junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

On August 24, 2020, using a portion of the proceeds received from the aforementioned Subscription Agreement, C-Bond redeemed all outstanding shares of its Series A Convertible Preferred Stock held by a third party (“Investor II”) per the terms of a Preferred Stock Purchase Agreement. On August 25, 2020, the Company filed a Certificate of Elimination with the Secretary of State of the State of Colorado to eliminate the Series A Convertible Preferred Stock. Prior to the redemption and subsequent filing, there were 800,000 shares of Series A Convertible Preferred Stock authorized and 103,200 shares outstanding.

On August 24, 2020, the Company also prepaid two convertible promissory notes, each in the aggregate principal amount of $57,750, held by another third party (“Investor III”).

The discussion herein regarding the Subscription Agreement, Series C Convertible Preferred Stock, and Series A Convertible Preferred Stock is qualified in its entirety by reference to the Subscription Agreement, Certificate of Designations, and Certificate of Elimination attached hereto as Exhibits 10.1, 3.1, and 3.2, respectively. The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 herein is incorporated into this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2020, the Company filed an Amendment to its Articles of Incorporation, as amended (the “Articles”) to designate a series of preferred stock, the Series C Convertible Preferred Stock, with the Secretary of State of the State of Colorado.

The Certificate of Designations established 100,000 shares of the Series C Preferred Stock, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles. The Certificate of Designations became effective with the State of Colorado upon filing.

On August 25, 2020, PositiveID Corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Colorado effecting the elimination of the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”). No shares of the Series A Preferred Stock remain outstanding.

 The information provided under Item 1.01 herein is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock
3.2	Certificate of Elimination of Series A Convertible Preferred Stock
10.1	Form of Subscription Agreement, dated August 20, 2020, between C-Bond Systems, Inc., and Investor

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: August 25, 2020	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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